UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2006

INTERNATIONAL POWER GROUP, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-51449	20-1686022
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

950 Celebration Blvd., Suite A, Celebration, FL.	34747
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number including area code: (407) 566-0318

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 30, 2006, the Company received notice from Jack Wagenti, age 69, of his decision to retire, effective as of July 15, 2006, from his position as Vice-President and Chief Financial Officer.  Mr. Wagenti will remain a member of the Company’s board of directors and the Company’s secretary and treasurer.  He stated that his decision to retire is not a result of any disagreement with the Company or management.  Mr. Wagenti added that he decided to retire at this time to allow the company to add a seasoned chief financial officer who can assist the company with the public listing process and its public reporting requirements.

Mr. Wagenti has been the Company’s Vice President and Chief Financial Officer since October 2004.

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERNATIONAL POWER GROUP, LTD.

Date: July 5, 2006	By: /s/ Peter Toscano
Peter Toscano
President and Chief Executive Officer